UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AQUESTIVE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Aquestive Therapeutics, Inc.

30 Technology Drive
Warren, NJ 07059

Dear Stockholders:

On May 17, 2022, we announced that Daniel Barber, formerly our chief operating officer, has been appointed by the Board of Directors as our president and chief executive officer and as a director, replacing Keith J. Kendall who separated as our chief executive officer and as a director as of that date. Mr. Barber has been nominated by the Board of Directors to stand for election at the 2022 Annual Meeting as the Class I nominee, replacing Mr. Kendall as such nominee.

We are pleased to be able to elevate Dan Barber to the position of president and chief executive officer and wish to thank Mr. Kendall for his many contributions to our Company over his long tenure.

We are providing you with additional information in the accompanying Supplement to Proxy Statement and an amended proxy card to allow you to vote on the election of Mr. Barber as the Class I nominee to serve as a director until the 2025 Annual Meeting of Stockholders and until his successor is elected and qualified.

In order to facilitate the proper tallying of votes cast by our stockholders prior to the nomination of Mr. Barber as the Class I nominee and the filing and delivery of this Supplement to Proxy Statement, the election of Mr. Barber as Class I nominee is being presented as a new separate proposal, Proposal No. 3. Proposal No. 1, which requested your vote for the election of Mr. Kendall as the Class I nominee, will no longer be considered at the 2022 Annual Meeting as originally reflected in the Proxy Statement and proxy card. While Proposal No. 1 will remain on the amended proxy card and voting platform, it is no longer applicable and any prior votes on Proposal No. 1 will not be counted or considered.

Whether or not you plan to attend the virtual 2022 Annual Meeting, please submit your proxy as soon as possible. You may vote by using the methods described in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials previously sent to stockholders (“Notice”) and filed with the Securities and Exchange Commission (“SEC”) on April 29, 2022. The receipt of your new proxy or new voting instructions will revoke and supersede any proxy or voting instructions previously submitted. If you have already voted and do not submit your new proxy card or new voting instructions, your previously submitted proxy or voting instructions will be voted at the 2022 Annual Meeting with respect to Proposal No. 2, ratification of the appointment of the Company’s independent registered public accounting firm for the 2022 fiscal year, but any vote in connection with the prior Class I nominee will not be counted. If you wish to cast your vote in favor of the election of Mr. Barber for director, you must fill out and submit the enclosed amended proxy card, or submit updated voting instructions in the manner described in the Proxy Statement and in the Notice.

Please read the Proxy Statement that was previously made available to stockholders in connection with the 2022 Annual Meeting as well as the attached Supplement to Proxy Statement to inform your voting decisions for the Annual Meeting.

Our Board unanimously recommends that you vote on the new enclosed proxy card, or on the voting instruction platform, “FOR” the election of Mr. Barber as the Class I nominee for director (under new Proposal No. 3) and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year (under Proposal No. 2).

We thank you for your support.

Sincerely,

Santo J. Costa
Chairman of the Board

May 23, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, June 22, 2022.  Our 2022 Proxy Statement, the accompanying Supplement to Proxy Statement, and our 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

Aquestive Therapeutics, Inc.

30 Technology Drive
Warren, NJ 07059

SUPPLEMENT TO PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

This Supplement to Proxy Statement is provided to you at the request of the Board of Directors of Aquestive Therapeutics, Inc. (the “Company,” “we” or “Aquestive”) in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “2022 Annual Meeting”).

Our Board of Directors (the “Board” or the “Board of Directors”) made our Proxy Statement for our 2022 Annual Meeting available to you over the Internet or upon your request delivered you printed versions of these materials in connection with our 2022 Annual Meeting. We delivered a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders beginning on or about April 29, 2022 and posted our proxy materials on the website referenced in the Notice on that same date.

The 2022 Annual Meeting will be held on Wednesday, June 22, 2022 at 9:30 a.m. Eastern Time. Our Annual Meeting will be held in a virtual-only meeting format. We will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2022. Stockholders will not be able to attend the Annual Meeting in person.

This Supplement to Proxy Statement does not provide all of the information that is to be considered in connection with your voting decisions for the 2022 Annual Meeting and should be read in conjunction with the Notice and the Proxy Statement previously made available to stockholders.

Why Am I Receiving this Supplement to Proxy Statement?

On May 17, 2022, we announced that Daniel Barber, formerly our chief operating officer, has been appointed by the Board of Directors as our president and chief executive officer and as a director, replacing Keith J. Kendall who has separated as president and chief executive officer and as a director effective as of that date. Mr. Barber, as the Company’s president and chief executive officer, has been nominated by the Board of Directors to stand for election at the 2022 Annual Meeting as the Class I nominee, replacing Mr. Kendall as such Class I nominee.

In order to facilitate the proper tallying of votes cast by our stockholders prior to the nomination of Mr. Barber as the Class I nominee and the filing and delivery of this Supplement to Proxy Statement, the election of Mr. Barber as Class I nominee is being presented as a new separate proposal, Proposal No. 3. Proposal No. 1, which requested your vote for the election of Mr. Kendall as the Class I nominee, will no longer be considered at the 2022 Annual Meeting as originally reflected in the Proxy Statement and proxy card. While Proposal No. 1 will remain on the amended proxy card and voting platform, it is no longer applicable and any votes on Proposal No. 1 will not be counted or considered.

Additional information concerning this change in the Class I nominee is presented in “Proposal No. 3: Election of Class I Director” below.  Additional information concerning the appointment of Mr. Barber as president and chief executive officer and as a director and Mr. Kendall’s separation from the Company is included in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022.

PROPOSAL NO. 3: ELECTION OF CLASS I DIRECTOR

In accordance with Aquestive's certificate of incorporation and bylaws, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve for a three-year term with the term of office of each class ending in successive years.

Nancy S. Lurker and James S. Scibetta are current Class I directors whose terms expire at the 2022 Annual Meeting. As previously referenced in the Proxy Statement, Ms. Lurker and Mr. Scibetta are not continuing as members of the Board after the 2022 Annual Meeting and as such their tenure on the Board will end at the 2022 Annual Meeting.  The Board wishes to thank each of Ms. Lurker and Mr. Scibetta for their time, dedication and leadership during their tenure on the Board.  On May 17, 2022, the Company announced that Mr. Kendall had separated the Company as president, chief executive officer and as a director.  Mr. Kendall had been a Class I director and was the Class I nominee named in the Proxy Statement.  With the recommendation of the Nominating and Corporate Governance Committee, Mr. Barber replaced Mr. Kendall as a Class I director and has been nominated by the Board as the Class I nominee for election at the 2022 Annual Meeting, in place of Mr. Kendall.  In connection with all of the foregoing, the size of our Board will be reduced from eight to six members, effective as of the Annual Meeting.

Mr. Barber has consented to being named in this Supplement to Proxy Statement as a director nominee, and has agreed to stand for election to the Board to serve as the Class I director of Aquestive until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Following the Annual Meeting, our Board of Directors will be comprised of Mr. Barber, our Class I director, assuming his election at this Annual Meeting; Gregory B. Brown, M.D. and John S. Cochran as our Class II directors, whose terms expire at the 2023 Annual Meeting of Stockholders; and Santo J. Costa, Julie Krop, M.D. and Marco Taglietti, M.D. as our Class III directors, whose terms expire at the 2024 Annual Meeting of Stockholders; and, in each case, until their respective successors are duly elected and qualified.

Mr. Barber’s background and experience is set forth below. The background and experience of each of our Class II directors and Class III directors is set forth in the Proxy Statement under “Director Biographies” beginning at page 8.  Each of our current directors (other than Mr. Barber, as our chief executive officer) are independent within the meaning of the director independence standards of Nasdaq and the SEC.

Our certificate of incorporation requires that each of our three classes of directors consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board expects to accomplish this as promptly as practicable following the Annual Meeting, either by reapportioning one or more directors among the current three classes of directors, or by appointing new directors to the Board.

It is intended that, unless a stockholder gives contrary instructions, shares represented by properly executed proxies will be voted for the election of Mr. Barber. Aquestive has no reason to believe that Mr. Barber will be unable to serve if elected. Although not anticipated, if for any reason Mr. Barber becomes unable to serve or for good reason will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute whom the Board may propose to replace such nominee for election at the Annual Meeting.  It is not expected that the Board’s nominee will be unable or unwilling to serve as a director.

Class I Director Nominee Background

Daniel Barber

Daniel Barber, age 46, was appointed by the Board as president and chief executive officer and as a director effective May 17, 2022. Mr. Barber joined the Company in July 2007 and has served as our senior vice president - chief operating officer since May 2019. Mr. Barber has led our strategy and development functions since April 2014. In 2010, Mr. Barber had executive oversight of our launch activities for our first two FDA approved products. Beginning in 2013, Mr. Barber helped lead our effort to develop an internal pipeline of proprietary assets. Since that time, he has had executive responsibility for our pipeline and partnership activities. Prior to joining the Company, Mr. Barber held various positions with Quest Diagnostics in its corporate planning and international divisions. Mr. Barber received his B.A. from State University of New York at Geneseo and an M.B.A from Seton Hall University. Our Board believes that Mr. Barber’s past experience as the Company’s chief operating officer and in his new position as our chief executive officer, as well as his extensive experience in being a leader of our pipeline development activities, qualifies him to serve on our Board of Directors.

Mr. Barber will not receive additional compensation for his service as a director.

Voting Matters

If you have not yet voted, we strongly encourage you to vote as promptly as possible.  If you are a stockholder of record as of April 25, 2022 (which is our record date), and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com and follow the online instructions. You will need your Notice or proxy card in hand at the time that you access the website.

•	By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903. You will need your Notice or proxy card in hand at the time that you call.

•
By Mail.  You may complete and mail your amended proxy card in the postage prepaid envelope you received and return the proxy card to Broadridge Financial Solutions Inc. at Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  Your proxy will be voted in accordance with your instructions.  If you sign and return the enclosed amended proxy but do not specify how you want your shares voted, they will be voted “FOR” the election of Mr. Barber as the Class I director nominee and “FOR” the ratification of KPMG LLP as Aquestive’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

•	At the Meeting. If you plan to attend and to vote at the Annual Meeting, see “How do I vote my shares at the virtual meeting?” on page 2 of the Proxy Statement.

If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee), you will receive amended voting instructions from the holder of record that you must follow for your shares to be voted.

If you wish to change or revoke your vote, please follow the instructions under “Can I change or revoke my vote” on page 3 of the Proxy Statement.

The receipt of your new proxy card or your new voting instructions will revoke and supersede any proxy or voting instructions previously submitted. If you have already voted and do not submit your new proxy card or new voting instructions, your previously submitted proxy or voting instructions will be voted at the 2022 Annual Meeting with respect to Proposal No. 2, ratification of the appointment of the Company’s independent registered public accounting firm for the 2022 fiscal year, but any vote on Proposal No. 1 in connection with the prior Class I nominee will not be counted. If you wish to cast your vote in favor of the election of Mr. Barber for director, you must fill out and submit the enclosed amended proxy card, or submit updated voting instructions in accordance with the methods described above and in the amended proxy card.

Our Board unanimously recommends that you vote on the new enclosed proxy card, or on the voting instruction platform, “FOR” the election of Mr. Barber as the Class I nominee for director in Proposal No. 3 and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year in Proposal No. 2.

Other

At present, the Board does not intend to present any other matters at the Annual Meeting and knows of no matters other than these to be presented for stockholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy card intend to vote proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

Whether or not you plan to attend the 2022 Annual Meeting, we urge you to take the time to vote your shares in advance of the meeting.

By Order of the Board of Directors,

May 23, 2022	Lori J. Braender

Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary

AQUESTIVE THERAPEUTICS, INC.
30 TECHNOLOGY DRIVE
WARREN, NJ 07059

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AQST2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

*In light of the ongoing coronavirus (COVID-19) pandemic and in order to help safeguard the health and well-being of our stockholders, employees and directors, Aquestive Therapeutics, Inc. (Company) has decided to hold the 2022 Annual Meeting of Stockholders in a virtual-only meeting format. The Company will provide a live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/AQST2022. Stockholders will not be able to attend the 2022 Annual Meeting of Stockholders in-person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D87219-P68921

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AQUESTIVE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the election of each of the nominees:

	For All	Withhold All	For All Except
1. [Not applicable] To elect a Class I member of the Board of Directors, to serve for a three-year term until the Company's 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

1a) Not applicable

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.	☐	☐	☐

The Board of Directors recommends you vote FOR the election of each of the nominees:

3. To elect a Class I member of the Board of Directors, to serve for a three-year term until the Company's 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Nominee:

	For	Withhold
3a) Daniel Barber	☐	☐

4. To act upon any other matters that may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2022 Proxy Statement, the Supplement to Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

D87220-P68921

AMENDED PROXY CARD
AQUESTIVE THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 22, 2022, 9:30 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of A. Ernest Toth, Jr. and Lori J. Braender, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AQUESTIVE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Time on June 22, 2022, virtually at www.virtualshareholdermeeting.com/AQST2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote (i) FOR Proposal 2 and (ii) FOR the election of the nominee named in Proposal 3 or any person selected by the Board of Directors in substitution of such nominee.

In their discretion, the proxies and each of them is authorized to vote on such other matters as may properly come before the 2022 Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Continued and to be signed on reverse side